SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2002

GOVERNMENT BACKED TRUST T-4
(Exact name of registrant as specified in its charter or other governing instrument)


State or other jurisdiction of incorporation:
            New York
Commission File Number:
            0-18010
IRS Employer Identification No.:
            13-6938175

c/o Chase Manhattan Bank
Corporate Trustee Administration Department
450 West 33rd Street
New York, New York 10001


Registrant's telephone number, including area code : (212) 946-8608

Item 1. Changes in Control of Registrant.

Not Applicable.

Item  2. Acquisition or Disposition of Assets.

None.

Item  3. Bankruptcy or Receivership.

None.

Item  4. Changes in Registrant's Certifying Accountant.

No Change

Item  5. Other Events.

Semiannual Report to Holders pursuant to the Trust's Declaration of Trust dated as of September 15, 1989. (Attached as Exhibit A).

No other reportable events.

Item  6. Resignations of Registrant's Directors.

Not  Applicable.

Item  7. Financial Statements, Pro Forma Financial Information and Exhibits

Not Applicable.












Exhibits


Semiannual  Report  to  Holders  attached  hereto  as  Exhibit A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

            Government Backed Trust T-4


Date :      May 15, 2002
By:_________Dennis Kildea________
         Assistant Vice President

Exhibit A

CHASE MANHATTAN  BANK
(formerly CHEMICAL BANK)
450  West  33rd  Street
New  York, New  York  10001
Trustee's  Semiannual  Report

To  the  Holders  of:
Government  Backed  Trust  T-4  Zero  Coupon  Certificates
(Republic  of  Turkey  FMS  Refinancing)
            and
Defense  Security  Assistance  Agency
The  Pentagon
Washington, DC  20301-2800
Attention  of  the  Comptroller, DSAA


i. On May 15, 2002, the Certificate Payment Date, the aggregate amount distributed to the Holders was $40,508,000.00. The portions thereof allocable to principal and interest payments on the Note was $36,456,000.00 and to payments from the Securities Trust was $4,052,000.00.

ii. The aggregate Initial Amount of the Certificates issued by such Trust and remaining outstanding after such distribution is $274,649,000.00.

iii. The unpaid principal amount of the Related Note(s) following such distribution is $218,552,296.76.

iv. The sum of the amount referred to in (i) above, plus the amount paid to the Trustee in respect of the Trustee's fees and expenses was not less than the sum of 90% of the amount required to have been paid by the Borrower on the Related Note(s) on the immediately preceding Note Payment Date plus the payment received from the Securities Trust.

No Payment Default has occurred and is continuing since our previous report.

To the best of my knowledge and belief, this Semiannual Report is complete and accurate.

By: ____Dennis Kildea______
    Assistant Vice President
Dated as of  May 15, 2002
(Tax ID No. 13-6938175)